EXHIBIT 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donegal Group Inc.

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89644, 333-174612, 333-201101, 333-212723 and 333-228114) and Form S-3 (Nos. 333-59828 and 333-226957) of Donegal Group Inc. of our report dated March 7, 2019, relating to the consolidated financial statements of Donegal Financial Services Corporation and subsidiary, which appears in this Form 10-K of Donegal Group Inc.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 14, 2019